SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made this 12th day of April, 2007, by and between the investors listed on Appendix A hereto (the “Investors”), Modigene Inc., a Nevada corporation (the “Company”), and Modigene Inc., a Delaware corporation (“Modigene”);

RECITALS

WHEREAS, the Company has an authorized capitalization consisting of 300,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of which 42,253,972 are currently issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $0.00001 per share, of which no shares are currently outstanding; and

WHEREAS, the Company desires to sell to Investors, and Investors desire to purchase from the Company, a certain number of shares of Common Stock, as more particularly described in this Agreement, together with 333,333 five-year warrants to purchase 25% of a share of Common Stock for an exercise price of $2.50 per whole share (the “Warrants”), all on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company is currently negotiating a merger transaction pursuant to which Modigene Acquisition Corporation, a wholly-owned Delaware corporation subsidiary of the Company (the “Acquisition Subsidiary”), will merge (the “Merger”) with and into and Modigene, with Modigene remaining as the surviving entity after the Merger, and whereby the stockholders of Modigene will receive Common Stock in exchange for their capital stock of Modigene, as contemplated by the current draft Agreement of Merger and Reorganization (the “Merger Agreement”) being negotiated among the Company, Acquisition Subsidiary and Modigene; and

WHEREAS, in connection with the Merger, the Company intends to offer (the “Offering”), in compliance with Rule 506 of Regulation D and available prospectus exemptions in Canada to accredited investors in a private placement transaction, a minimum (the “Minimum”) of 4,000,000 units (the “Units”) and a maximum (the “Maximum”) of 6,666,666 Units, or such greater amount not to exceed 8,666,666 Units (including 2,000,000 Units of over-allotment, the “Over-allotment”), at a purchase price of $1.50 per Unit, each Unit consisting of one share of Common Stock and one Warrant, as contemplated by the current draft Confidential Private Placement Memorandum prepared by the Company and Modigene (the “Memorandum”); and

WHEREAS, the Investors have required Modigene to be a party to this Agreement in order to make the representations and warranties to the Investors set forth herein;

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Purchase and Sale of the Common Stock and Warrants. Subject to the terms and conditions of this Agreement and the satisfaction of the conditions to Closing (as defined below) and subject to the closing of the Merger and the Offering, the Company agrees to sell to the Investors, and the Investors agree to purchase from the Company, for an aggregate purchase price of $2,000,000 (the “Purchase Price”) a certain number of shares of restricted Common Stock (the “Restricted Shares”), as described in the following sentence, and 333,333 Warrants. The Warrants shall be issued pursuant to a Warrant Certificate substantially in the form attached hereto as Exhibit A. The number of Restricted Shares shall be (a) if the Minimum is raised in the Offering, 4,833,333 Restricted Shares; (b) if the Maximum or over Maximum including any Over-allotment is raised in the Offering, 5,533,333 Restricted Shares; and (c) if more than the Minimum but less than the Maximum is raised in the Offering, 4,833,333 Restricted Shares, plus additional Restricted Shares such that the aggregate number of Restricted Shares and Warrants will represent a collective ownership of the Investors, on a fully-diluted basis taking into account the exercise of all outstanding options and warrants, including all Warrants (whether or not currently exercisable, including the Warrants being purchased by the Investors hereunder), of 15% of the Common Stock as of the date the Restricted Shares are issued. The Common Stock to be sold to the Investors pursuant to this Section 1 and the 333,333 Warrants shall sometimes be collectively referred to as the “Purchased Securities”. The Purchased Securities shall be allocated among the Investors based upon the investment amounts set forth on Appendix A hereto.

2.  The Closing. The closing of the purchase and sale of the Purchased Securities (the “Closing”) shall occur at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York, 10022 on the same day as the closing of the Merger and the Offering (the “Closing Date”). On the Closing Date, the Investors shall deliver the Purchase Price to the Company by wire transfer of immediately available funds and, as soon as practicable after the Closing Date, the Company shall issue and deliver, or shall cause the issuance and delivery of, stock certificates registered in the name of the Investors and representing the Restricted Shares, and warrant certificates registered in the name of the Investors representing the Investors’ right to purchase the number of shares of Common Stock underlying the Warrants purchased pursuant to this Agreement.

3.  Closing Conditions.

a. Conditions to Obligations of Investors. The respective obligations of the Investors hereunder in connection with the Closing are subject to the satisfaction (or waiver) of the following conditions: (i) the closing of the Merger and the Offering shall have occurred or shall occur simultaneously with the Closing; (ii) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein; and (iii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

b. Conditions to Obligations of the Company. The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction (or waiver) of the following conditions: (i) the closing of the Merger and the Offering shall have occurred or shall occur simultaneously with the Closing; (ii) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Investors contained herein; (iii) all obligations, covenants and agreements of the Investors required to be performed at or prior to the Closing Date shall have been performed; and (iv) the delivery by the Investors of the lock-up agreement described in Section 4 of this Agreement.

4.  Lock Up Agreement. The Investors acknowledge and agree that the Purchased Securities will not be registered under the Securities Act or any state securities laws (the “State Acts”). As a condition to the sale of the Purchased Securities, and without limitation of the representations by the Investors in Section 6 of this Agreement and the provisions of Section 7 of this Agreement, the Investors will enter into an agreement (the “Lock-Up Agreement”) with the Company, in form and substance reasonably satisfactory to the parties hereto, providing for certain restrictions on the sale or other disposition of the Purchased Securities by the Investors for a term of four (4) years from the Closing Date. On the first anniversary of the Closing Date, these restrictions shall expire with respect to all of the Warrants and the sum of 1,333,333 Restricted Shares, plus 25% of the remainder of the Restricted Shares. On the second, third and fourth anniversaries of the Closing Date, these restrictions shall expire with respect to one-third of the Restricted Shares remaining subject to such restrictions after the first anniversary of the Closing Date.

5.  Representations and Warranties of the Company and Modigene. In order to induce the Investors to enter into this Agreement, the Company and Modigene, as applicable, represent and warrant to the Investors the following:

a.  Subsidiaries. The Company has no direct or indirect subsidiaries other than Modigene Acquisition Corp., and Liaison Design Group, LLC, and those set forth in the Exchange Act Documents (as defined in Section 5(g)), or as are necessary or desirable to consummate the Merger and the transactions contemplated in the Merger Agreement. Except as disclosed in the Exchange Act Documents, the Company owns, directly or indirectly, all of the capital stock of each of its Subsidiaries (as defined below) free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Modigene has one direct subsidiary, ModigeneTech Ltd. Unless the context otherwise indicates, references to the terms “Subsidiary” and “Subsidiaries” used herein specifically refer to ModigeneTech Ltd., Modigene Acquisition Corp., and Liaison Design Group, LLC, and those set forth in the Exchange Act Documents, or as are necessary or desirable to consummate the Merger and the transactions contemplated in the Merger Agreement.

b.  Organization and Qualification. The Company, Modigene and the Subsidiaries, are each an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor Modigene, nor any Subsidiary, is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company, Modigene and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Warrants, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, Modigene and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or Modigene’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Warrants (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c.  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Lock-Up Agreement and the Warrants (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors or stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d.  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Purchased Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have, or reasonably be expected to result in, a Material Adverse Effect.

e.  Approvals. The execution, delivery, and performance by the Company of this Agreement require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than those consents that have been obtained prior to the Closing and those filings required to be made pursuant to the Securities Act and any State Acts which the Company undertakes to file within the applicable time period or provincial filings required in connection with sales in Canada.

f.  Capitalization. Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefor, the Restricted Shares will be duly and validly issued, fully paid, and nonassessable and free and clear of all liens imposed by or through the Company, and, assuming the accuracy of the representations and warranties of the Investors, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act, and any State Acts. The Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Purchased Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

g.  Exchange Act Filing. During the 12 calendar months immediately preceding the date of this Agreement, all reports and statements, including all amendments, required to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Exchange Act, have been timely filed. Such filings, together with all amendments and all documents incorporated by reference therein, are referred to as “Exchange Act Documents.” Each Exchange Act Document conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

h.  Company Financial Statements. The audited financial statements, together with the related notes of the Company as of December 31, 2006, included in the Company’s Form 10-KSB/A as filed with the Commission on March 7, 2007 (the “Company Financial Statements”), fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended. Such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis except as expressly noted therein.

i.  Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Exchange Act Documents, except as specifically disclosed in a subsequent Exchange Act Document filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Purchased Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.

j.  No Disputes or Litigation Against the Company or Modigene. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company and Modigene, threatened against or affecting the Company and Modigene, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) could, if there were an unfavorable decision, have, or reasonably be expected to result in, a Material Adverse Effect. Neither the Company nor Modigene, nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company or Modigene, there is not pending or contemplated, any investigation by the Commission involving the Company and Modigene or any current or former director or officer of the Company or Modigene. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

k.  Labor Relations. No material labor dispute exists or, to the knowledge of the Company and Modigene, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s, Modigene’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with such company, and neither the Company nor Modigene, nor any Subsidiary, is a party to a collective bargaining agreement, and the Company, Modigene and the Subsidiaries believe that their relationships with their respective employees are good. No executive officer, to the knowledge of the Company or Modigene, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company, Modigene nor any of their Subsidiaries to any liability with respect to any of the foregoing matters. The Company, Modigene and the Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

l.  Compliance. Neither the Company nor Modigene, nor any Subsidiary, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or Modigene, or any Subsidiary), nor has the Company or Modigene, or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any Court, arbitrator, or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance could not have, or reasonably be expected to result in, a Material Adverse Effect.

m.  Regulatory Permits. The Company, Modigene and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have, or reasonably be expected to result in, a Material Adverse Effect (“Material Permits”), and neither the Company nor Modigene, nor any Subsidiary, has received any notice of proceedings relating to the revocation or modification of any Material Permit.

n.  Title to Assets. The Company and Modigene, and, as applicable, the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and Modigene, and good and marketable title in all personal property owned by them that is material to the business of the Company and Modigene, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Modigene and liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and Modigene are held by them under valid, subsisting and enforceable leases with which the Company and Modigene are in compliance.

o.  Patents and Trademarks. The Company and Modigene, and any of their respective Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor Modigene, nor any of their respective Subsidiaries, has received a written notice that the Intellectual Property Rights used by the Company or Modigene, or any of their respective Subsidiaries, violates or infringes upon the rights of any person. Except as set forth in the Exchange Act Documents, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights, except where such infringement could not have, or reasonably be expected to result in, a Material Adverse Effect.

p.  Insurance. The Company and Modigene and, as applicable, the Subsidiaries, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and Modigene and the Subsidiaries are engaged, including, but not limited to, directors’ and officers’ liability coverage. Neither the Company and Modigene, nor any Subsidiary, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q.  Transactions With Affiliates and Employees. Except as set forth in the Exchange Act Documents, the draft Memorandum and those transactions contemplated by the Transaction Documents, none of the officers or directors of the Company or Modigene and, to the knowledge of the Company or Modigene, none of the employees of the Company or Modigene is presently a party to any transaction with the Company, Modigene or any Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company or Modigene, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

r.  Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, are being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the reporting period covered by the Company’s Form 10-KSB and each of the Company’s Forms 10-QSB filed with the Commission (each such date, the “Evaluation Date”) and presented in each such report their conclusions about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date. Since the Evaluation Date of the Company’s most recently filed Form 10-KSB or Form 10-QSB, there have been no significant changes in the Company’s disclosure controls and procedures, the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) or 15d-15(f) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting.

s.  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

t.  Certain Fees. Other than the cash and warrants commissions payable on the Closing, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any claims (other than such fees or commissions owed by the Investors pursuant to written agreements executed by the Investors which fees or commissions shall be the sole responsibility of such Investors) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

u.  Certain Registration Matters. Assuming the accuracy of each of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Securities by the Company to the Investors hereunder.

v.  Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the NASD Over the Counter Bulletin Board.

w.  Investment Company. Neither the Company nor Modigene is an “investment company” or an “affiliate” of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

x.  Disclosure. The Investors confirm that in making their decision to enter into this Agreement, the Investors have relied on the information contained in the draft Memorandum and on the representations and warranties set forth in Section 5 of this Agreement, and not on any other materials that have been furnished by or on behalf of the Company or Modigene. The information contained in the Memorandum and the representations and warranties of the Company and Modigene in this Agreement are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and Modigene confirm that neither they nor any person acting on their behalf has provided any of the Investors, or their respective agents or counsel, with any information that the Company or Modigene believes would constitute material, non-public information following the announcement of the Closing and the transactions contemplated thereby. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

y.  Registration Rights. Other than investors in the Offering and the broker-dealers receiving warrants in connection with the Offering, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

z.  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising. In connection with the Offering, the Company intends to offer the Units for sale only to “accredited investors” within the meaning of Rule 501 under the Securities Act.

aa.  Acknowledgment Regarding Investors’ Purchase of Securities. The Company and Modigene acknowledge and agree that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company and Modigene further acknowledge that no Investor is acting as a financial advisor or fiduciary of the Company or Modigene (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Purchased Securities. The Company and Modigene further represent to each Investor that the Company’s and Modigene’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and Modigene and their representatives.

6.  Representations and Warranties of the Investors. In order to induce the Company and Modigene to enter into this Agreement, each of the Investors, severally and not jointly, represents and warrants to the Company and Modigene the following:

a.  Authority. If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation. The Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform this Agreement.

b.  Enforceability. The execution, delivery, and performance of this Agreement by the Investor have been duly authorized by all requisite partnership, corporate or other entity action, as applicable. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company and Modigene, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

c.  No Violations. The execution, delivery, and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

d.  Knowledge of Investment and its Risks. The Investor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of Investor’s investment in the Purchased Securities. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor’s entire investment in the Company.

e.  Investment Intent. The Investor hereby represents and warrants that (i) the Investor’s Purchased Securities are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Investor’s Purchased Securities, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Investor’s Purchased Securities within the meaning of the Securities Act, (ii) the Investor’s Purchased Securities are being acquired in the ordinary course of the Investor’s business, and (iii) the Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Investor’s Purchased Securities. The Investor is not purchasing the Investor’s Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Investor’s Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f.  Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act and the information provided by the Investor in the Investor Questionnaire, attached hereto as Appendix B, is truthful, accurate, and complete. The Investor is not registered as a broker-dealer under Section 15 of the Exchange Act or an affiliate of such broker-dealer, except as otherwise provided in the Investor Questionnaire.

g.  Disclosure. The Investor has reviewed the information provided to the Investor by the Company in connection with the Investor’s decision to purchase the Investor’s Purchased Securities, including but not limited to, the Company’s publicly available filings with the Commission and the information contained therein. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Investor’s Purchased Securities. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company. All such questions have been answered to the full satisfaction of the Investor. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend, or affect the Investor’s right to rely on the truth, accuracy, and completeness of the disclosure materials and the Company’s representations and warranties contained herein.

h.  No Registration. The Investor understands that Investor may be required to bear the economic risk of Investor’s investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Investor’s Purchased Securities has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Investor’s Purchased Securities must be held by the Investor indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) the Company is under no obligation to register any of the Purchased Securities on the Investor’s behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement and the Transaction Documents in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

i.  Transfer Restrictions. The Investor will not transfer any of the Investor’s Purchased Securities unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the certificates evidencing the Purchased Securities will bear appropriate legends indicating such transfer restrictions placed upon the Purchased Securities, (ii) the Company shall have no obligation to honor transfers of any of the Investor’s Purchased Securities, including any shares of Common Stock underlying the Warrants, in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

j.  No Solicitation. The Investor (i) did not receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Purchased Securities or (ii) was not solicited by any person, other than by representatives of the Company, with respect to a purchase of the Purchased Securities.

k.  Principal Address. The Investor’s principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Agreement.

l.  Reliance by the Company and Modigene. The Investor acknowledges and consents to the Company’s and Modigene’s reliance on the Investor’s representations and warranties made above for purposes of complying with all applicable securities laws and any applicable exemptions from registration requirements thereunder and otherwise.

7.  Transfer Restrictions.

a.  The Restricted Shares and Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) (the Common Stock, Warrants and Warrant Shares are collectively referred to as the “Securities”) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

b.  The Investors agree to the imprinting, so long as is required by this Section 7, of a legend on any of the Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c.  Certificates evidencing the Common Stock and Warrant Shares shall not contain any legend (including the legend set forth in Section 7(b)), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Stock or Warrant Shares pursuant to Rule 144, or (iii) if such Common Stock or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of an Investor Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such shares shall be issued free of all legends. Except as otherwise provided in the Lock-Up Agreement, the Company agrees that at such time as such legend is no longer required under this Section 7(c), it will, five Trading Days (“Trading Days” shall mean the days on which the Common Stock is traded or quoted on a Trading Market). following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Common Stock or Warrant Shares, as the case may be, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. Except as contemplated by the Lock-Up Agreement, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 7. Upon requests by the Investors, the certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investors by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

d.  In addition to such Investor’s other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Common Stock or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 7(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Investor’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by this Agreement and the Lock-Up Agreement, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. For purposes of this Section 7(d) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time); (ii)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (iii) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

e.  Each of the Investors agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 7 is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

8.  Intentionally Omitted.

9.  Intentionally Omitted.

10.  Stockholder Approval. The Company represents and warrants to the Investors that a vote of the stockholders of the Company will not be required to approve the issuance of the Purchased Securities.

11.  Indemnification.

a.  Company Indemnification. The Company will indemnify and hold the Investors and, if applicable, their respective directors, officers, stockholders, members, managers, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

b.  Investor Indemnification. Each of the Investors, severally and not jointly, will indemnify and hold the Company and Modigene and their respective directors, officers, stockholders, members, managers, partners, employees and agents (each, an “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by such Investor in this Agreement. In addition to the indemnity contained herein, each of the Investors will reimburse each Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

12.  Contribution. If the indemnification under Section 11 is unavailable to an indemnified party or insufficient to hold an indemnified party harmless for any Losses, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Action to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

13.  Tax Consequences. The Investors, the Company and Modigene acknowledge that they have discussed their execution, delivery and performance of this Agreement and the purchase and sale of the Purchased Securities with their legal and other advisors. Each of the Investors, the Company and Modigene agree to treat the purchase of the Purchased Securities by the Investors consistent with such Investors acting solely in the capacity of arm’s length purchasers and not as financial advisors, service providers, or fiduciaries of the Company or Modigene. Each of the Investors agrees, severally and not jointly, to indemnify and hold harmless the Company and Modigene from and against any non-employee reporting penalties arising or resulting from such Investor’s purchase of the Purchased Securities. In addition, the Investors agree that the tax consequences, if any, to each of the Investors resulting from their purchase of the Purchased Securities shall be solely the responsibility of the Investors, and the Investors shall have no recourse against the Company or Modigene therefore.

14.  Board of Directors. Subject to the closing of the Offering and the Merger, immediately following the Closing Date, the Board of Directors of the Company will consist of nine members, as follows: seven directors will be designated by Modigene, and will consist of current directors of Modigene, and the two remaining directors will consist of Phillip Frost, M.D. and Jane Hsiao, Ph.D., M.B.A. All directors of the Company will hold office in accordance with Nevada law and the Company’s amended and restated articles of incorporation and bylaws.

15.  Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements, and other documents as may be necessary in order to perfect the purchase by the Investors of the Purchased Securities pursuant to exemption from securities registration offered by Regulation D promulgated under the Securities Act, and otherwise consummate the transactions contemplated by this Agreement.

16.  Entire Agreement; No Oral Modification. This Agreement, the Lock-Up Agreement and the Warrants contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto and this Agreement may not be amended or modified except in a writing signed by both of the parties hereto.

17.  Amendments and Waivers. The provisions of this Agreement may be amended on or before the Closing Date, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by each of the parties hereto.

18.  Binding Effect; Termination; Benefits. This Agreement and the obligations created pursuant to this Agreement, including the composition of the Company Board of Directors following the Merger, and the purchase of the Purchased Securities, are subject to the closing of the Merger and the Offering. This Agreement shall automatically terminate and become void, and no party shall have any obligation or liability to any other party in connection with this Agreement, upon the earlier of (i) May 31, 2007 in the event that the Company and Modigene have not completed negotiations and entered into a binding Merger Agreement, and (ii) September 30, 2007, in the event the closing of the Merger and the Offering has not occurred. Subject to the prior two sentences, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors, or assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

19.  Counterparts. This Agreement may be executed in any number of counterparts, for each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or electronic mail (e-mail), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

20.  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against any of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts.

21.  Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

22.  Notices. All communication hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail, and such delivery shall be confirmed to the addresses as provided below:

if to any Investor:

to the address set forth on the signature page of this Agreement if to the Company before the Closing Date:

Modigene Inc.
The Europa Center
100 Europa Dr., Suite 455
Chapel Hill, NC 27517-2369
Attn: Peter L. Coker, Sr., President
Facsimile: (919) 933-2730

with copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Kenneth S. Goodwin, Esq.
Facsimile: (212) 400-6901

if to Modigene or to the Company after the Closing Date, to:

Modigene Inc.
8000 Towers Crescent Drive
Suite 1300
Vienna, VA 22182
Attention: Shai Novik, President
Facsimile: (703) 288-0070

with a copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
333 West Wacker Drive, Suite 2700
Chicago, IL 60606
Attn: Gretchen Trofa, Esq.
Facsimile: (312) 984-3150

After June 30, 2007:

200 West Madison Street, Suite 3900
Chicago, IL 60606

23.  Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

MODIGENE INC., a Nevada corporation

By:
Name: Peter L. Coker, Sr., President
Its: President

MODIGENE INC., a Delaware corporation

By:
Name: Shai Novik
Its: President

INVESTORS:

Frost Gamma Investments Trust	Jane Hsiao, M.B.A., Ph.D.

By: Phillip Frost, M.D., Sole Trustee

Signature	Signature

Address of Principal Place of Business:	Address of Principal Residence:
4400 Biscayne Boulevard	4400 Biscayne Boulevard
Suite 1500	Suite 1500
Miami, Florida 33137	Miami, Florida 33137

Tax ID number:	Social Security Number:
46-0464745

Telephone Number:	Telephone Number:
(305) 575-6001	(305) 575-6004

Facsimile Number:	Facsimile Number:
(305) 575-6016	(305) 575-6016

Email Address:	Email Address:
phillip_frost@tevausa.com	jh@thefrostgrp.com

Steven D. Rubin	Subbarao Uppaluri

Signature	Signature

Address of Principal Place of Business:	Address of Principal Residence:
4400 Biscayne Boulevard	4400 Biscayne Boulevard
Suite 1500	Suite 1500
Miami, Florida 33137	Miami, Florida 33137

Social Security Number:	Social Security Number:

Telephone Number:	Telephone Number:
(305) 575-6015	(305) 575-6118

Facsimile Number:	Facsimile Number:
(305) 575-6444	(305) 575-6444

Email Address:	Email Address:
sr@thefrostgrp.com	ru@thefrostgrp.com

EXHIBIT A

Form of Warrant

(See Attached)

Appendix A

Name	Investment Amount

Frost Gamma Investments Trust	$1,600,000

Jane Hsiao	380,000

Subbarao Uppaluri	10,000

Steven D. Rubin	10,000

Total	$2,000,000

APPENDIX B

Investor Questionnaire

(See Attached)